INVESTMENT COMPANY BOND

GREAT AMERICAN INSURANCE COMPANY

(A Stock Insurance Company, Herein Called the Underwriter)



DECLARATIONS
Bond No.  234-62-64 - 03
Item 1.	Name of Insured (herein called Insured):   Small Cap
Value Fund, Inc.
	Principal Address:
 8150 N. Central Expressway, #M1120

Dallas, TX 75206
Item 2.	Bond Period from 12:01 a.m. 12/26/2011 to 12:01 a.m.
12/26/2012 the effective date of the termination or cancellation of this bond, standard time at the Principal Address as to
each of said dates.
Item 3.	Limit of Liability - Subject to Sections 9, 10 and 12
hereof,

	Amount applicable to

		    Limit of Liability    Deductible
	Insuring Agreement (A)-FIDELITY	$250,000	$0
	Insuring Agreement (B)-ON PREMISES	$250,000
$5,000
	Insuring Agreement (C)-IN TRANSIT	$250,000
$5,000
	Insuring Agreement (D)-FORGERY OR ALTERATION	$250,000
	$5,000
	Insuring Agreement (E)-SECURITIES	$250,000
$5,000
	Insuring Agreement (F)-COUNTERFEIT CURRENCY	$250,000
	$5,000
	Insuring Agreement (G)-STOP PAYMENT	$100,000
$5,000
	Insuring Agreement (H)-UNCOLLECTIBLE ITEMS OF DEPOSIT
$100,000	$5,000
	Insuring Agreement (I)-AUDIT EXPENSE	$100,000
$5,000
	Insuring Agreement (J)-TELEFACSIMILE TRANSMISSIONS
$250,000	$5,000
	Insuring Agreement (K)-UNAUTHORIZED SIGNATURES	$100,000
	$5,000

	Optional Insuring Agreements and Coverages

	Insuring Agreement (L)-COMPUTER SYSTEMS	$250,000
$5,000
	Insuring Agreement (M)-AUTOMATED PHONE SYSTEMS	Not Covered
	N/A

	If 'Not Covered' is inserted above opposite any specified
Insuring Agreement or Coverage, such 	Insuring Agreement or
Coverage and any other reference thereto in this bond shall be
deemed to be 	deleted therefrom.
Item 4.	Offices or Premises Covered-Offices acquired or
established subsequent to the effective date of this bond are covered acc'rding to the terms of General Agreement A.
 All the Insured's offices or premises in existence at the time this bond becomes effective are covered under this bond except the offices or premises located as follows:  N/A

Item 5.	The liability of the Underwriter is subject to the
terms of the following riders attached hereto:  Riders
	No.  1 & 2
Item 6.	The Insured by the acceptance of this bond gives to the
 Underwriter terminating or cancelling prior 	bond(s) or
 policy(ies) No.(s) 234-62-64 - 02 such termination or cancellation to be effective as of the time this bond becomes effective.





INVESTMENT COMPANY BOND

	The Underwriter, in consideration of an agreed premium, and subject to the Declarations made a part hereof, the General Agreements, Conditions and Limitations and other terms of this bond, agrees with the Insured, in accordance with Insuring Agreements hereof to which an amount of insurance is applicable as set forth in Item 3 of the Declarations and with respect to loss sustained by the Insured at any time but discovered during the Bond period, to indemnify and hold harmless the Insured for:

INSURING AGREEMENTS


(A)	FIDELITY

		Loss resulting from any dishonest or fraudulent act(s), including Larceny or Embezzlement committed by an Employee, committed anywhere and whether committed alone or in collusion with others, including loss of Property resulting from such acts of an Employee, which Property is held by the Insured for any purpose or in any capacity and whether so held gratuitously or not and whether or not the Insured is liable therefor.
		Dishonest or fraudulent act(s) as used in this Insuring Agreement shall mean only dishonest or fraudulent act(s) committed by such Employee with the manifest intent:
		(a)	to cause the Insured to sustain such
loss; and
		(b)	to obtain financial benefit for the
 Employee, or for 				any other person
 or organization intended by the
Employee to receive such benefit, other than salaries, commissions, fees, bonuses, promotions, awards, profit sharing, pensions or other employee benefits earned in the normal course of employment.



(B)  ON PREMISES

		Loss of Property (occurring with or without negligence or violence) through robbery, burglary, Larceny, theft, holdup, or other fraudulent means, misplacement, mysterious unexplainable disappearance, damage thereto or destruction thereof, abstraction or removal from the possession, custody or control of the Insured, and loss of subscription, conversion, redemption or deposit privileges through the misplacement or loss of Property, while the Property is (or is supposed or believed by the Insured to be) lodged or deposited within any offices or premises located anywhere, except in an office listed in
 Item 4 of the Declarations or amendment thereof or in the mail or with a carrier for hire other than an armored motor vehicle company, for the purpose of transportation.

Offices and Equipment

		(1)	Loss of or damage to furnishings,
 fixtures, stationary, 			supplies or
 equipment, within any of the Insured's offices covered under this bond caused by Larceny or theft in, or by burglary, robbery or hold-up of such office, or attempt thereat, or by vandalism or malicious mischief; or
(2) loss through damage to any such office by Larceny or theft in, or by burglary, robbery or hold-up of such office or attempt thereat.


(C)  IN TRANSIT

		Loss of Property (occurring with or without negligence or violence) through robbery, Larceny, theft, hold-up, misplacement, mysterious unexplainable disappearance, being lost or otherwise made away with, damage thereto or destruction thereof, and loss of subscription, conversion, redemption or deposit privileges through the misplacement or loss of Property, while the Property is in transit anywhere in the custody of any person or persons acting as messenger, except while in the mail or with a carrier for hire, other than an armored motor vehicle company, for the purpose of transportation, such transit to begin immediately upon receipt of such Property by the transporting person or persons, and to end immediately upon delivery thereof at destination.

(D)		FORGERY OR ALTERATION

	Loss through FORGERY or ALTERATION of, on or in any bills of exchange, checks, drafts, acceptances, certificates of deposit, promissory notes, or other written promises, orders or directions to pay sums certain in money due bills, money orders, warrants, orders upon public treasuries, letters of credit, written instructions, advices or applications directed to the Insured, authorizing or acknowledging the transfer, payment, delivery or receipt of funds or Property, which instructions or advices or applications purport to have been signed or endorsed by any customer of the Insured, shareholder or subscriber to shares, whether certificated or uncertificated, of any Investment Company or by any financial or banking institution or stock-broker but which instructions, advices or applications either bear the forged signature or endorsement or have been altered without the knowledge and consent of such customer, shareholder or subscriber to shares, whether certificated or uncertificated, of an Investment Company, financial or banking institution or stockbroker, withdrawal orders or receipts for the withdrawal of funds or Property, or receipts or certificates of deposit for Property and bearing the name of the Insured as issuer, or of another
 Investment Company for which the Insured acts as agent, excluding, however, any loss covered under Insuring
Agreement (F) hereof whether or not coverage for Insuring
 Agreement (F) is provided for in the Declarations of this bond.
	Any check or draft (a) made payable to a fictitious payee and endorsed in the name of such fictitious payee or
 (b) procured in a transaction with the maker or drawer thereof or with one acting as an agent of such maker or drawer or anyone impersonating another and made or drawn payable to the one so impersonated and endorsed by anyone other than the one impersonated, shall be deemed to be forged as to such endorsement.
	Mechanically reproduced facsimile signatures are treated the same as handwritten signatures.

(E)  SECURITIES

	Loss sustained by the Insured, including loss sustained by reason of a violation of the constitution, by-laws, rules or regulations of any Self Regulatory
Organization of which the Insured is a member or which
 would have been imposed upon the Insured by the constitution, by-laws, rules or regulations of any Self
 Regulatory Organization if the Insured had been a member thereof,

	(1)	through the Insured's having, in good faith and
 in the 		course of business, whether for its
own account or for 		the account of others, in any
 representative, 			fiduciary, agency or
 any other capacity, either 			gratuitously
or otherwise, purchased or otherwise
acquired, accepted or received, or sold or delivered,
or given any value, extended any credit or assumed
any liability, on the faith of, or otherwise acted upon,
any securities, documents or other written
instruments which prove to have been
		(a)	counterfeited, or
		(b)	forged as to the signature of any maker,
 drawer, 			issuer, endorser, assignor, lessee,
 transfer agent 			or registrar, acceptor,
surety or guarantor or as 			to the signature
 of any person signing in any 				other capacity, or
		(c)	raised or otherwise altered, or lost, or stolen, or

	(2)	through the Insured's having, in good faith and in the
 		course of business, guaranteed in writing or
			witnessed any signatures whether for
valuable 			consideration or not and
whether or not such 			guaranteeing or
witnessing is ultra vires the Insured, 		upon any
transfers, assignments, bills of sale, powers 		of
attorney, guarantees, endorsements or other
	obligations upon or in connection with any securities,
 		documents or other written instruments and
which 			pass or purport to pass title to such
 securities, 			documents or other written
instruments; 				EXCLUDING, losses
caused by FORGERY or 			ALTERATION of, on or
in those instruments 			covered under Insuring
 Agreement (E) hereof.

	Securities, documents or other written instruments shall be deemed to mean original (including original counterparts) negotiable or non-negotiable agreements which in and of themselves represent an equitable interest, ownership, or debt, including an assignment thereof which instruments are in the ordinary course of business, transferable by delivery of such agreements with any necessary endorsement or assignment.
	The word 'counterfeited' as used in this Insuring Agreement shall be deemed to mean any security, document or other written instrument which is intended to deceive and to be taken for an original.

	Mechanically reproduced facsimile signatures are treated the same as handwritten signatures.

(F)	COUNTERFEIT CURRENCY

	Loss through the receipt by the Insured, in good faith, of any counterfeited money orders or altered paper currencies or coin of the United States of America or Canada issued or purporting to have been issued by the United States of America or Canada or issued pursuant to a United States of America or
Canadian statute for use as currency.

(G)	STOP PAYMENT

	Loss against any and all sums which the Insured shall become obligated to pay by reason of the Liability imposed upon the Insured by law for damages:

		For having either complied with or failed to comply with any written notice of any customer, shareholder
 		or subscriber of the Insured or any Authorized
 			Representative of such customer, shareholder or
 			subscriber to stop payment of any check or
draft 			made or drawn by such customer, shareholder
 or 			subscriber or any Authorized Representative
 of such 		customer, shareholder or subscriber, or

		For having refused to pay any check or draft made or drawn by any customer, shareholder or subscriber of the Insured, or any Authorized Representative of
			such customer, shareholder or subscriber.


(H)	UNCOLLECTIBLE ITEMS OF DEPOSIT

	Loss resulting from payments of dividends or fund shares, or withdrawals permitted from any customer's, shareholder's or subscriber's account based upon Uncollectible items of Deposit of a customer, shareholder or subscriber credited by the Insured or the Insured's agent to such customer's, shareholders or subscriber's Mutual Fund Account: or
	loss resulting from any item of Deposit processed through an Automated Clearing House which is reversed by the customer, shareholder or subscriber and deemed uncollectible by the Insured.
	Loss includes dividends and interest accrued not to exceed 15% of the Uncollectible items which are deposited.
	This Insuring Agreement applies to all Mutual Funds with 'exchange privileges' if all Fund(s) in the exchange program are insured by a Great American Insurance Company of Cincinnati, OH for Uncollectible Items of Deposit. Regardless of the number of transactions between Fund(s) the minimum number of days of deposit within the Fund(s) before withdrawal as declared in the Fund(s) prospectus shall begin from the date a deposit was first credited to any Insured Fund(s).

(I)	  AUDIT EXPENSE

		Expense incurred by the Insured for that part of the costs of audits or examinations required by any governmental regulatory authority to be conducted either by such authority or by an independent accountant by reason of the discovery of loss sustained by the Insured through any dishonest or fraudulent act(s), including Larceny or Embezzlement of any of the Employees.
The total liability of the Underwriter for such expense by reason of such acts of any Employee or in which such Employee is concerned or implicated or with respect to any one audit or examination is limited to the amount stated opposite Audit Expense in Item 3 of the Declarations; it being understood, however, that such expense shall be deemed to be a loss sustained by the Insured through any dishonest or fraudulent act(s), including Larceny or Embezzlement of one or more of the Employees and the liability under this paragraph shall be in addition to the Limit of Liability stated in Insuring Agreement (A) in Item 3 of the Declarations.

 (J)	  TELEFACSIMILE TRANSMISSIONS

		Loss resulting by reason of the Insured having transferred, paid or delivered any funds or Property, established any credit, debited any account, or given any value relying on any fraudulent instructions sent by a customer or financial
 institution by Telefacsimile Transmission directed to the Insured, authorizing or acknowledging the transfer, payment, or delivery of funds or property, the establishment of a credit, debiting of any account, or the giving of value by the Insured, but only if such telefacsimile instructions:
		(i)	bear a valid test key exchanged between the
 Insured 			and a customer or another financial
institution with 				authority to use
such test key for Telefacsimile
instructions in the ordinary course of business, but
		which test key has been wrongfully obtained by a
				person who was not authorized to
initiate, make, 				validate or
authenticate a test key arrangement; and
		(ii)	fraudulently purport to have been sent by

 such 				customer or financial institution,
 but which 				telefacsimile instructions
 are transmitted without the 			knowledge or
consent of such customer or financial 			institution
 by a person other than such customer or financial institution
 and which bear a forged 				signature.
			'Telefacsimile' means a system of
transmitting 				written documents
by electronic signals over 				telephone
 lines to equipment maintained by the
Insured within its communication room for the purposes of reproducing a copy of said document. It does not mean electronic communication sent by Telex, TWC, or electronic mail, or Automated Clearing House.

(K) 	UNAUTHORIZED SIGNATURES

	Loss resulting directly from the Insured having accepted, paid or cashed any check or withdrawal order, draft, made or drawn on a customer's account which bears the signature or endorsement of one other than a person whose name and signature is on the application on file with the Insured as a signatory on such account.

	It shall be a condition precedent to the Insured's right to recovery under this Insuring Agreement that the
Insured shall have on file signatures of all persons who are authorized signatories on such account.



GENERAL AGREEMENTS


(A)	ADDITIONAL OFFICES OR EMPLOYEES-	CONSOLIDATION OR
MERGER-NOTICE

	(1)	If the Insured shall, while this bond is in
 force, 			establish any additional
office or offices, such office 		or offices shall
be automatically covered hereunder
from the dates of their establishment, respectively.
  			No notice to the Underwriter of an
 increase during 			any premium period
in the number of offices or in 			the number
 of Employees at any of the offices 			covered
 hereunder need be given and no additional premium need be paid for the remainder of such premium period.

	(2)	If an Investment Company, named as Insured
herein, 		shall, while this bond is in force,
 merge or 				consolidate with, or
purchase the assets of another 			institution,
coverage for such acquisition shall apply
automatically from the date of acquisition.  The
		Insured shall notify the Underwriter of such
			additional premium shall be computed
only if such 		acquisition involves additional offices
 or employees.

(B)	WARRANTY

	No statement made by or on behalf of the Insured, whether contained in the application or otherwise, shall be deemed to be a warranty of anything except that it is true to the best of the knowledge and belief of the person making the statement.

(C)	COURT COSTS AND ATTORNEYS' FEES (Applicable
to all Insuring Agreements or Coverages now or hereafter forming part of this bond)

	The Underwriter will Indemnify the Insured against court costs and reasonable attorneys' fees incurred and paid by the Insured in defense, whether or not successful, whether or not fully litigated on the merits and whether or not settled of any suit or legal proceeding brought against the Insured to enforce the Insured's liability or alleged liability on account of any loss, claim or damage which, if established against the Insured, would constitute a loss sustained by the Insured covered under the terms of this bond provided, however, that with respect to Insuring Agreement (A) this indemnity shall apply only in the event that

	(1)	an Employee admits to being guilty of any
dishonest 		or fraudulent act(s), including Larceny or
 				Embezzlement; or
	(2)	an Employee is adjudicated to be guilty of any
 			dishonest or fraudulent act(s), including
 Larceny or 		Embezzlement;
	(3)	in the absence of (1) or (2) above an arbitration
 panel 		agrees, after a review of an agreed statement of
facts, 		that an Employee would be found guilty of
		dishonesty if such Employee were prosecuted.

	The Insured shall promptly give notice to the Underwriter of any such suit or legal proceeding and at the request of the
Underwriter shall furnish it with copies of all pleadings and other papers therein. At the Underwriter's election the Insured shall permit the Underwriter to conduct the defense of such suit or legal proceeding, in the Insured's name, through attorneys of the Underwriter's selection. In such event, the Insured shall give all reasonable information and assistance which the Underwriter shall deem necessary to the proper defense of such suit or legal proceeding.

	If the Insured's liability or alleged liability is greater than the amount recoverable under this bond, or if a Deductible
Amount is applicable, the liability of the Underwriter under this General Agreement is limited to that percentage of litigation expense determined by pro ration of the bond limit of liability to the amount claimed, after the application of any deductible. This litigation expense will be in addition to the Limit of
Liability for the applicable Insuring Agreement.


(D)	FORMER EMPLOYEE

	Acts of Employee, as defined in this bond, are covered under Insuring Agreement (A) only while the Employee is in the Insured's employ. Should loss involving a former Employee of the Insured be discovered subsequent to the termination of employment, coverage would still apply under Insuring Agreement
 (A) if the direct proximate cause of the loss occurred while the former Employee performed duties within the scope of his/her employment.




THE FOREGOING INSURING AGREEMENTS AND
GENERAL AGREEMENTS ARE SUBJECT TO
THE FOLLOWING CONDITIONS AND
LIMITATIONS:



SECTION 1.	DEFINITIONS

	The following terms, as used in this bond, shall have the respective meanings stated in this Section:

	(a)	'Employee' means:
		(1)	any of the Insured's officers, partners,
or 				employees, and
		(2)	any of the officers or employees of any
				predecessor of the Insured whose
 principal 				assets are acquired by the
 Insured by 					consolidation or
merger with, or purchase of 				assets of
 capital stock of such predecessor, and
		(3)	attorneys retained by the Insured to perform
 				legal services for the Insured and the
 employees 			of such attorneys while such attorneys
 or the 				employees of such attorneys are
 performing 				such services for the Insured,
 and
		(4)	guest students pursuing their studies or
 duties in 			any of the Insured's offices, and

		(5)	directors or trustees of the Insured, the
				investment advisor, underwriter
 (distributor), 				transfer agent, or
 shareholder accounting record 			keeper, or
 administrator authorized by written
agreement to keep financial and/or other
	required records, but only while performing acts
				perform the usual duties of an employee within
 			the premises of the Insured by contract, or by
				any agency furnishing temporary personnel
 on a 			contingent or part-time basis, and
		(7)	each natural person, partnership or corpo

ration 			authorized by written agreement with the
				Insured to perform services as electronic
 data 				processor of checks or other accounting
records 			of the Insured, but excluding any such
processor 			who acts as transfer agent or in any
 other agency
			capacity in issuing checks, drafts or securities
 				for the Insured, unless included under
 Sub-				section (9) hereof, and

		(8)	those persons so designated in section
 15, 				Central Handling of Securities,
 and
		(9)	any officer, partner or Employee of

			a)	an investment advisor,

			b)	an underwriter (distributor),

			c)	a transfer agent or shareholder accounting
 				record-keeper, or

			d)	an administrator authorized by written
 					agreement to keep financial
 and/or other 					required records,
			for an Investment Company, named as Insured
 			while performing acts coming within the scope
 			of the usual duties of an officer or Employee
 of 			any Investment Company named as Insured
				herein, or while acting as a member
 of any 				committee duly elected or
appointed to examine 			or audit or have custody
of or access to the 				Property of any
such Investment Company, 				provided
 that only Employees or partners of a
transfer agent, shareholder accounting record-
	keeper or administrator which is an affiliated
		person as defined in the Investment Company
			Act of 1940, of an Investment Company named
 			as Insured or is an affiliated person of the
 				adviser, underwriter or administrator
 of such 				Investment Company, and which
 is not a bank, 			shall be included within the
 definition of 				Employee.

			Each employer of temporary personnel or
 				processors as set forth in
Sub-Sections (6) and 				(7) of Section 1
 (a) and their partners, officers
and employees shall collectively be deemed to be one person for all the purposes of this bond,
	excepting, however, the last paragraph of
		Section 13.
		Brokers, or other agents under contract or
			representatives of the same general character shall not be considered Employees.

	(b)	'Property' means money (i.e. currency, coin, bank
 			notes, Federal Reserve notes), postage and
 revenue 			stamps, U.S. Savings Stamps, bullion,
 precious 			metals of all kinds and in any form
and articles made 		therefrom, jewelry, watches, necklaces,
 bracelets, 			gems, precious and semi-precious stones,
 bonds, 			securities, evidences of debts,
debentures, scrip, 			certificates, interim receipts,
 warrants, rights, puts, 			calls, straddles,
spreads, transfers, coupons, drafts, 			bills of
exchange, acceptances, notes, checks, 			withdrawal
 orders, money orders, warehouse 			receipts,
 bills of lading, conditional sales contracts,
abstracts of title, insurance policies, deeds, mortgages
	under real estate and/or chattels and upon interests
		therein, and assignments of such policies, mortgages
		and instruments, and other valuable papers, including books of account and other records used by the
		Insured in the conduct of its business, and all other
 			instruments similar to or in the nature of
 the 			foregoing including Electronic Representations of
 			such Instruments enumerated above (but excluding
 			all data processing records) in which the Insured
 has
			an interest or in which the Insured acquired
or should 		have acquired an interest by reason of a
				predecessor's declared financial
condition at the time 		of the Insured's consolidation or
merge with, or 			purchase of the principal assets of,
 such predecessor 		or which are held by the Insured for
 any purpose or 		in any capacity and whether so held
 by the Insured 			for any purpose or in any
capacity and whether so 			held gratuitously
or not and whether or not the 			Insured is liable
therefor.
	(c)	'Forgery' means the signing of the name of another
 		with the intent to deceive; it does not include the
 			signing of one's own name with or without
 authority, 		in any capacity, or for any purpose.

	(d)	'Larceny and Embezzlement' as it applies to any
			named Insured means those acts as set
forth in 			Section 37 of the Investment
Company Act of 1940.
	(e)	'Items of Deposit' means any one or more checks
 			and drafts.


SECTION 2. EXCLUSIONS

THIS BOND DOES NOT COVER:

	(a)	loss effected directly or indirectly by means of
forgery or alteration of, on or in any instrument,
	except when covered by Insuring Agreement (A),
	(D), (E) or (F).
	(b)	loss due to riot or civil commotion outside the
United 		States of America and Canada; or loss due to
			military, naval or usurped power, war
 or insurrection 		unless such loss occurs in
 transit in the circumstances 		recited in Insuring
 Agreement (D), and unless, when 		such transit
was initiated, there was no knowledge of 		such
 riot, civil commotion, military, naval or usurped

	power, war or insurrection on the part of any person
		acting for the Insured in initiating such transit.
	(c)	loss, in time of peace or war, directly or
 indirectly 			caused by or resulting from
the effects of nuclear 			fission or fusion or
 radioactivity; provided, however, 		that this
paragraph shall not apply to loss resulting
	from industrial uses of nuclear energy.
	(d)	loss resulting from any wrongful act or acts
 of any 			person who is a member of
the Board of Directors of 		the Insured or a member
 of any equivalent body by 			whatsoever name
known unless such person is also
		an Employee or an elected official, partial
 owner or 		partner of the Insured in some other
 capacity, nor, in 		any event, loss resulting
 from the act or acts of any 			person while
acting in the capacity of a member of 			such
 Board or equivalent body.

	(e)	loss resulting from the complete or partial
				nonpayment of, or default upon,
 any loan or 			transaction in the nature of,
or amounting to, a loan 			made by or
obtained from the Insured or any of its
	partners, directors or Employees, whether authorized
		or unauthorized and whether procured in good faith
 		or through trick, artifice, fraud or false pretenses,
 			unless such loss is covered under Insuring
Agreement 		(A), (E) or (F).

	(f)	loss resulting from any violation by the
Insured or by 		any Employee
		(1)	of law regulating (a) the issuance,
 purchase or 				sale of securities,
 (b) securities transactions 				upon
Security Exchanges or over the counter
market, (c) Investment Companies, or (d)
	Investment Advisors, or
		(2)	of any rule or regulation made
pursuant to any 			such law.
		unless such loss, in the absence of such laws,
 rules or 		regulations, would be covered under
 Insuring 			Agreements (A) or (E).
	(g)	loss of Property or loss of privileges through
 the 			misplacement or loss of Property as set forth in
			Insuring Agreement (C) or (D) while
 the Property is 		in the custody of any armored
 motor vehicle 			company, unless such loss
 shall be in excess of the 			amount recovered
 or rece'ved by the Insured under 			(a) the
 Insured's contract with said armored motor
vehicle company, (b) insurance carried by said
armored motor vehicle company for the benefit of
	users of its service, and (c) all other insurance and
			indemnity in force in whatsoever form
 carried by or 		for the benefit of users of said armored
 motor vehicle 		company's service, and then this bond shall
cover 			only such excess.

	(h)	potential income, including but not limited to

interest 		and dividends, not realized by the
Insured because of 		a loss covered under this bond,
 except as included 			under Insuring Agreement
 (I).

	(i)	all damages of any type for which the Insured
is 			legally liable, except direct compensatory
 damages 			arising from a loss covered under
 this bond.
	(j)	loss through the surrender of Property away from an
		office of the Insured as a result of a threat
		(1)	to do bodily harm to any person, except loss
 of 			Property in transit in the custody of
any person 			acting as messenger provided
that when such 				transit was initiated
there was no knowledge by 			the Insured of
 any such threat, or
		(2)	to do damage to the premises or Property
 of the 			Insured, except when covered
under Insuring 				Agreement (A).

	(k)	all costs, fees and other expenses incurred by
the 			Insured in establishing the existence
of or amount of 		loss covered under this bond
unless such indemnity is 		provided for under
Insuring Agreement (I).
	(l)	loss resulting from payments made or withdrawals
 			from the account of a customer of the
 Insured, 			shareholder or subscriber to
shares involving funds 			erroneously credited
to such account, unless such 			payments are
made to or withdrawn by such
depositor or representative of such person, who is
		within the premises of the drawee bank
 of the Insured 		or within the office of
 the Insured at the time of such 		payment
or withdrawal or unless such payment is
	covered under Insuring Agreement (A).
	(m)	any loss resulting from Uncollectible Items
of 			Deposit which are drawn from a
financial institution 		outside the fifty states
of the United States of 			America, District
of Columbia, and territories and 			possessions
 of the United States of America, and 			Canada.



SECTION 3. ASSIGNMENT OF RIGHTS

	This bond does not afford coverage in favor of any Employers of temporary personnel or of processors as set forth in sub-sections (6) and (7) of Section 1(a) of this bond, as aforesaid, and upon payment to the insured by the Underwriter on account of any loss through dishonest or fraudulent act(s) including Larceny or Embezzlement committed by any of the partners, officers or employees
 of such Employers, whether acting alone or in collusion with others, an assignment of such of the Insured's rights and causes of action as it may have against such Employers by reason of such acts so committed shall, to the extent of such payment, be given by the Insured to the Underwriter,

and the Insured shall execute all papers necessary to secure to the Underwriter the rights herein provided for.



SECTION 4.  LOSS-NOTICE-PROOF-LEGAL
	     PROCEEDINGS

	This bond is for the use and benefit only of the Insured named in the Declarations and the Underwriter shall not be liable hereunder for loss sustained by anyone other than the Insured unless the Insured, in its sole discretion and at its option, shall include such loss in the Insured's proof of loss. At the earliest practicable moment after discovery of any loss hereunder the Insured shall give the Underwriter written notice thereof and shall also within six months after such discovery furnish to the Underwriter affirmative proof of loss with full particulars. If claim is made under this bond for loss of securities or shares, the Underwriter shall not be liable unless each of such securities or shares is identified in such proof of loss by a certificate or bond number or, where such securities or shares are uncertificated, by such identification means as agreed to by the Underwriter.
The Underwriter shall have thirty days after notice and proof of loss within which to investigate the claim, and this shall apply notwithstanding the loss is made up wholly or in part of securities of which duplicates may
be obtained.  Legal proceedings for recovery of any loss
 hereunder shall not be brought prior to the expiration
of sixty days after such proof of loss is filed with the
Underwriter nor after the expiration of twenty-four months
 from the discovery of such loss, except that any action
 or proceeding to recover hereunder
on account of any judgment against the Insured in any
 suit mentioned in General Agreement C or to recover
 attorneys' fees paid in any such suit, shall be begun
within twenty-four months from the date upon which the
 judgment in such suit shall become final.  If any
limitation embodied in this bond is prohibited by any
 law controlling the construction hereof, such limitation
 shall be deemed to be amended so as to be equal to the
 minimum period of limitation permitted by such law.
	Discovery occurs when the Insured
	(a)	becomes aware of facts, or
	(b)	receives written notice of an actual
or potential claim 		by a third party which
alleges that the Insured is 			liable
 under circumstance
which would cause a reasonable person to assume that a loss covered by the bond has been or will be incurred even though the exact amount or details of loss may not be then known.


SECTION 5.  VALUATION OF PROPERTY


	The value of any Property, except books of accounts or other records used by the Insured in the conduct of its business, for the loss of which a claim shall be made hereunder, shall be determined by the average market value of such Property on the business day next preceding the discovery of such loss; provided, however, that the value of any Property replaced by the Insured prior to the payment of claim therefor shall be the actual market value at the time of replacement; and further provided that in case of a loss or misplacement of interim certificates, warrants, rights, or other securities, the production which is necessary to the exercise of subscription, conversion, redemption or deposit privileges, the value thereof shall be the market value of such privileges immediately preceding the expiration thereof if said loss or misplacement is not discovered until after their expiration. If no market price is quoted for such Property or for such privileges, the value shall be fixed by agreement between the parties or by arbitration.
	In case of any loss or damage to Property consisting of books of accounts or other records used by the Insured in the conduct of its business, the Underwriter shall be liable under this bond only if such books or records are actually reproduced and then for not more than the cost of blank books, blank pages or other materials plus the cost of labor for the actual transcription or copying of data which shall have been furnished by the Insured in order to reproduce such books and other records.



SECTION 6.  VALUATION OF PREMISES AND
			      FURNISHINGS

	In case of damage to any office of the Insured, or loss of or damage to the furnishings, fixtures, stationary, supplies, equipment, safes or vaults therein,
 the Underwriter shall not be liable for more than the actual cash value thereof, or for more than the actual cost of their replacement or repair.  The
Underwriter may, at its election, pay such actual cash value or make such replacement or repair. If the Underwriter and the Insured cannot agree upon such cash value or such cost or replacement or repair, such shall be determined by arbitration.


SECTION 7.  LOST SECURITIES

	If the Insured shall sustain a loss of securities the total value of which is in excess of the limit stated
 in Item 3 of the Declarations of this bond, the liability of the Underwriter shall be limited to payment for, or duplication of, securities having value equal to the limit stated in Item 3 of the Declarations of this bond.
	If the Underwriter shall make payment to the Insured for any loss of securities, the Insured shall thereupon assign to the Underwriter all of the Insured's rights, title and interests in and to said securities.

	With respect to securities the value of which do not exceed the Deductible Amount (at the time of the discovery of the loss) and for which the Underwriter may at its sole discretion and option and at the request of the Insured issue a Lost Instrument Bond or Bonds to effect replacement thereof, the Insured will pay the usual premium charged therefor and will indemnify the Underwriter against all loss or expense that the Underwriter may sustain because of the issuance of such Lost Instrument Bond or Bonds.
	With respect to securities the value of which exceeds the Deductible Amount (at the time of discovery of the loss) and for which the Underwriter may issue or
 arrange for the issuance of a Lost Instrument Bond or Bonds to effect replacement thereof, the Insured agrees that it will pay as premium therefor a proportion of the usual premium charged therefor, said proportion being equal to the percentage that the Deductible Amount bears to the value of the securities upon discovery of the loss, and that it will indemnify the issuer of said Lost Instrument
 Bond or Bonds against all loss and expense that is not recoverable from the Underwriter under the terms and conditions of this INVESTMENT COMPANY BOND subject to the Limit of Liability hereunder.


SECTION 8. SALVAGE

	In case of recovery, whether made by the Insured or by the Underwriter, on account of any loss in excess of the Limit of Liability hereunder plus the Deductible
 Amount applicable to such loss from any source other than suretyship, insurance, reinsurance, security or indemnity taken by or for the benefit of the Underwriter, the net amount of such recovery, less the actual costs and expenses of making same, shall be applied
 to reimburse the Insured in full for the excess portion of such loss, and the remainder, if any, shall be paid first in reimbursement of the Underwriter and thereafter in reimbursement of the Insured for that part of such loss within the Deductible
Amount. The Insured shall execute all necessary papers to secure to the Underwriter the rights provided for herein.

SECTION 9.  NON-REDUCTION AND NON-
ACCUMULATION OF LIABILITY AND
TOTAL LIABILITY

	At all times prior to termination hereof this
 bond shall continue in force for the limit stated in
the applicable sections of Item 3 of the Declarations
of this bond notwithstanding any previous loss for
which the Underwriter may have paid or be liable to pay
hereunder; PROVIDED, however, that regardless of the number
 of years this bond shall continue in force and the
number of premiums which shall be payable or paid,
the liability of the Underwriter under this bond
 with respect to all loss resulting form
	(a)	any one act of burglary, robbery or
hold-up, or 			attempt thereat, in
 which no Partner or Employee is
concerned or implicated shall be deemed to be one
			loss, or
	(b)	any one unintentional or negligent
act on the part of 		any one person
 resulting in damage to or destruction 		or
misplacement of Property, shall be deemed to be
 		one loss, or

	(c)	all wrongful acts, other than
those specified in (a) 			above,
of any one person shall be deemed to be one
	loss, or
	(d)	all wrongful acts, other than
those specified in (a) 			above,
 of one or more persons (which dishonest
		act(s) or act(s) of Larceny or
 Embezzlement include, 		but are not
 limited to, the failure of an Employee to
report such acts of others) whose dishonest act or acts
 		intentionally or unintentionally, knowingly
 or 			unknowingly, directly or indirectly,
 aid or aids in any 		way, or permits the
continuation of, the dishonest act 		or acts of
 any other person or persons shall be 			deemed
to be one loss with the act or acts of the
persons aided, or
	(e)	any one casualty or event other than those
specified 		in (a), (b), (c) or (d) preceding,
shall be deemed to be 		one loss, and
shall be limited to the applicable Limit of Liability stated
 in Item 3 of the Declarations of this bond irrespective of the total amount of such loss or losses and shall not be cumulative in amounts from year to year or from period to period.
	Sub-section (c) is not applicable to any situation to which the language of sub-section (d) applies.


SECTION 10. LIMIT OF LIABILITY

	With respect to any loss set forth in the PROVIDED clause of Section 9 of this bond which is recoverable or recovered in whole or in part under any other bonds or policies issued by the Underwriter to the Insured or to any predecessor in interest of the Insured and terminated or cancelled or allowed to expire and in which the period for discovery has not expired at the time any such loss thereunder is discovered, the total liability of the
Underwriter under this bond and under other bonds or policies shall not exceed, in the aggregate, the amount carried hereunder

on such loss or the amount available to the Insured under such other bonds, or policies, as limited by the terms and conditions thereof, for any such loss if the latter amount be the larger.


SECTION 11.  OTHER INSURANCE

	If the Insured shall hold, as indemnity against any loss covered hereunder, any valid and enforceable insurance or suretyship, the Underwriter shall be liable hereunder only for such amount of such loss which is in excess of the amount of such other insurance or suretyship, not exceeding, however, the Limit of Liability of this bond applicable to such loss.


SECTION 12.  DEDUCTIBLE

	The Underwriter shall not be liable under any of the Insuring Agreements of this bond on account of loss as specified, respectively, in sub-sections (a), (b), (c), (d) and (e) of Section 9, NON-REDUCTION AND NONACCUMULATION OF LIABILITY AND TOTAL LIABILITY, unless the amount of such loss, after deducting the net amount of all reimbursement and/or recovery obtained or made by the insured, other than from any bond or policy of insurance issued by an insurance company and covering such loss, or by the Underwriter on account thereof prior to payment by the Underwriter of such loss, shall exceed the Deductible Amount set forth in Item 3 of the Declarations hereof (herein called Deductible Amount)
and then for such excess only, but in no event for more than the applicable Limit of Liability stated in Item 3 of the Declarations.
	The Insured will bear, in addition to the Deductible Amount, premiums on Lost Instrument Bonds as set forth in
Section 7.
	There shall be no deductible applicable to any loss under Insuring Agreement A sustained by any Investment
Company named as Insured herein.


SECTION 13.  TERMINATION

	The Underwriter may terminate this bond as an entirety by furnishing written notice specifying the termination date which cannot be prior to 90 days after the receipt of such written notice by each Investment
 Company named as Insured and the Securities and Exchange Commission, Washington, D.C. The Insured may terminate this bond as an entirety by furnishing written notice to the Underwriter. When the Insured cancels, the Insured shall furnish written notice to the Securities and Exchange Commission, Washington, D.C. prior to 90 days before the effective date of the termination.  The Underwriter shall
 notify all other Investment Companies named as Insured of the receipt of such termination notice and the termination cannot be effective prior to 90 days after receipt of written notice by all other Investment Companies. Premiums are earned until the termination date as set forth herein.

	This Bond will terminate as to any one Insured, (other than a registered management investment company), immediately upon taking over of such Insured by a receiver or other liquidator or by State or Federal officials, or immediately upon the filing of a petition under any State or Federal statute relative to bankruptcy or reorganization of the Insured, or assignment for the benefit of creditors of the Insured, or immediately upon such Insured ceasing to exist, whether through merger into another entity, or by disposition of all of its assets.
	This Bond will terminate as to any registered management investment company upon the expiration of 90 days after written notice has been given to the Securities and Exchange Commission,
Washington, D.C.
	The Underwriter shall refund the unearned premium computed as short rates in accordance with the standard short rate cancellation tables if terminated by the Insured or pro rata if terminated for any other reason.
	This Bond shall terminate

	(a)	as to any Employee as soon as any partner, officer or
 		supervisory Employee of the Insured, who is not in
 			collusion with such Employee, shall learn
 of any 			dishonest or fraudulent act(s),
including Larceny or 		Embezzlement on the part of such
Employee without 		prejudice to the loss of any
Property then in transit in 		the custody of such
Employee and upon the 			expiration of ninety
(90) days after written notice has 		been given to
 the Securities and Exchange 				Commission,
 Washington, D.C. (See Section 16[d]) 		and to the
Insured Investment Company, or

	(b)	as to any Employee 90 days after receipt by
each 			Insured and by the Securities
and Exchange 			Commission of a
 written notice from the Underwriter 		of its
 desire to terminate this bond as to such
Employee, or
	(c)	as to any person, who is a partner, officer or
 			employee of any Electronic Data
Processor covered 		under this bond, from and
after the time that the 			Insured or
 any partner or officer thereof not in
collusion with such person shall have knowledge of information that such person has committed any

		dishonest or fraudulent act(s), including
Larceny or 		Embezzlement in the service of the
 Insured or 			otherwise, whether such act
be committed before or 		after the time this bond is
effective.


SECTION 14.  RIGHTS AFTER TERMINATION OR
CANCELLATION

	At any time prior to the termination or cancellation
 of this bond as an entirety, whether by the Insured or the Underwriter, the Insured may give to the Underwriter notice that if desires under this bond an additional period
of 12 months within which to discover loss sustained by the Insured prior to the effective date of such termination or cancellation and shall pay an additional premium therefor.
	Upon receipt of such notice from the Insured, the Underwriter shall give its written consent thereto: provided, however, that such additional period of time shall terminate immediately;
	(a)	on the effective date of any other insurance
obtained 		by the Insured, its successor in
business or any other 		party, replacing in whole or
 in part the insurance 			afforded by this bond,
 whether or not such other 			insurance
 provides coverage for loss sustained prior
to its effective date, or
	(b)	upon takeover of the Insured's business by
any State 		or Federal official or agency, or
by any receiver or 			liquidator, acting
 or appointed for this purpose
without the necessity of the Underwriter giving notice of
such termination.  In the event that such 	additional
period of time is terminated, as provided above, the Underwriter shall refund any unearned premium.
	The right to purchase such additional period for the discovery of loss may not be exercised by any State or Federal official or agency, or by any receiver or liquidator, acting or appointed to take over the Insured's business for the operation or for the liquidation thereof or for any other purpose.


SECTION 15.  CENTRAL HANDLING OF SECURITIES

	Securities included in the systems for the central handling of securities established and maintained by Depository
 Trust Company, Midwest Depository Trust Company, Pacific Securities Depository Trust Company, and Philadelphia Depository Trust Com'pany,
 hereinafter called Corporations, to the extent of the Insured's interest therein as effective by the making of appropriate entries on the books and records of such Corporations shall be deemed to be Property.
	The words 'Employee' and 'Employees' shall be deemed to include the officers, partners, clerks and other employees of the New York Stock Exchange, Boston Stock Exchange, Midwest Stock
 Exchange, Pacific Stock Exchange and
Philadelphia Stock Exchange, hereinafter called Exchanges, and of the above named Corporations, and of any nominee in whose name is registered any security included within the systems for the central handling of securities established and maintained by such Corporations, and any employee of any recognized service company, while such officers, partners, clerks and other employees and employees of service companies perform services for such Corporations in the operation of such systems.
  For the purpose of the above definition a recognized service company shall be any company providing clerks or other personnel to said Exchanges or Corporation on a contract basis.
	The Underwriter shall not be liable on account of any loss(es) in connection with the central handling of securities within the systems established and maintained by such Corporations
, unless such loss(es) shall be in excess of the amount(s) recoverable or recovered under any bond or policy if insurance indemnifying such Corporations, against such loss(es), and then the Underwriter shall be liable hereunder only for the Insured's share of such excess loss(es), but in no event for more than the Limit of Liability applicable hereunder.
	For the purpose of determining the Insured's share of excess loss(es) it shall be deemed that the Insured has an interest in any certificate representing any security included within such systems equivalent to the interest the Insured then has in all certificates representing the same security included within such systems and that such Corporation shall use their best judgment in apportioning the amount(s)
recoverable or recovered under any bond or policy of insurance indemnifying such Corporations against such loss(es) in connection with the central handling of securities within such systems among all those having an interest as recorded by appropriate entries in the books and records of such Corporations in Property involved in such loss(es) on the basis that each such interest shall share in the amount(s) so recoverable or recovered in the ratio that the value of each such interest bears to the total value of all such interests and that the Insured's share of such excess loss(es) shall be the amount of the Insured's interest in such Property in excess of the amount(s) so apportioned to the Insured by such Corporations.
	This bond does not afford coverage in favor of such Corporations or Exchanges or any nominee in whose name is registered any security included within the systems for the central handling of securities established and maintained by such Corporations, and upon payment to the Insured by the Underwriter on account of any loss(Es) within the systems, an assignment of such of the Insured's rights and causes of action as it may have against such Corporations or Exchanges shall to the extent of such payment, be given by the Insured to the Underwriter, and the Insured shall execute all papers necessary to secure to the Underwriter the rights provided for herein.


SECTION 16.  ADDITIONAL COMPANIES INCLUDED AS
INSURED

	If more than one corporation, co-partnership or person or any combination of them be included as the Insured herein:

	(a)	the total liability of the Underwriter hereunder
 for 			loss or losses sustained by any one or
 more or all of 		them shall not exceed the limit
 for which the 			Underwriter would be liable
hereunder if all such loss 		were sustained by any
one of them.

	(b)	the one first named herein shall be deemed
			authorized to make, adjust and receive
 and enforce 			payment of all claims hereunder
 and shall be deemed 		to be the agent of the others
for such purposes and 			for the giving or receiving
 of any notice required or 		permitted to be given
 by the terms hereof, provided 		that the Underwriter
 shall furnish each named 			Investment
Company with a copy of the bond and 			with
any amendment thereto, together with a copy of 		each
 formal filing of the settlement of each such claim prior to the execution of such settlement,

	(c)	the Underwriter shall not be responsible for
 the 			proper application of any payment
made hereunder to 		said first named Insured,

(d)	knowledge possessed or discovery made by any
partner, officer or supervisory Employee of any
		Insured shall for the purpose of Section 4
 and Section 		13 of this bond constitute knowledge
 or discovery by 		all the Insured, and

	(e)	if the first named Insured ceases for any
reason to be 		covered under this bond, then the
Insured next named 		shall thereafter be considered

 as the first named 			Insured for the
purposes of this bond.


SECTION 17.  NOTICE AND CHANGE OF CONTROL

	Upon the Insured's obtaining knowledge of a transfer of its outstanding voting securities which results in a change in control (as set forth in Section 2(a) (9) of the Investment Company Act of 1940) of the Insured, the Insured shall within thirty (30) days of such knowledge give written notice to the
 Underwriter setting forth:
	(a)	the names of the transferors and transferees
(or the 			names of the beneficial owners
 if the voting 			securities are requested in
another name), and
	(b)	the total number of voting securities owned by
 the 			transferors and the transferees
(or the beneficial 			owners), both immediately
before and after the 			transfer, and
	(c)	the total number of outstanding voting securities.
	As used in this section, control means the power to exercise a controlling influence over the management or policies of the Insured.
	Failure to give the required notice shall result in termination of coverage of this bond, effective upon the date of stock transfer for any loss in which any transferee is concerned or implicated.

	Such notice is not required to be given in the case

of an Insured which is an Investment Company.


SECTION 18.  CHANGE OR MODIFICATION

	This bond or any instrument amending or effecting same may not be changed or modified orally. No changes in or modification thereof shall be effective unless made by written endorsement issued to form a part hereof over the signature of the Underwriter's Authorized Representative. When a bond covers only one Investment Company no change or modification which would adversely affect the rights of the Investment Company shall be effective prior to 60 days after written notification has been furnished to the Securities and Exchange Commission, Washington, D. C. by the Insured or by
 the Underwriter. If more than one Investment Company is named as the Insured herein, the Underwriter shall give written notice to each Investment Company and to the Securities and Exchange Commission, Washington, D.C.
not less than 60 days prior to the effective date of any change or modification which would adversely affect the rights of such Investment Company.


IN WITNESS WHEREOF, the Underwriter has caused this bond to be executed on the Declarations Page.

RIDER NO. 1

INSURING AGREEMENT L

To be attached to and form part of Investment Company Bond

Bond No. 	234-62-64 - 03

in favor of 	Small Cap Value Fund, Inc.

It is agreed that:

1.	The attached bond is amended by adding an additional
 Insuring Agreement as follows:

COMPUTER SYSTEMS

Loss resulting directly from a fraudulent

(1)	entry of data into, or
(2)	change of data elements or programs within

a Computer System; provided that fraudulent entry or change causes

	(a)	Property to be transferred paid or
 delivered,
	(b)	an account of the Insured, or of its
customer, to be added, deleted, debited or credited,
or
	(c)	an unauthorized account or a fictitious
account to be debited or credited;

(3)	voice instruction or advices having been transmitted
 to the Insured or its agent(s) by 	telephone;

and provided further, the fraudulent entry or change is made or caused by an individual acting with the manifest intent to:

	(i)	cause the Insured or its agent(s) to
sustain a loss, and
	(ii)	obtain financial benefit for that individual
 or for other persons intended by that
individual to receive a financial benefit,
	(iii)	and further provided such voice instructions
 or advices:

	(a)	were made by a person who purported to represent
 an individual authorized to make such voice instructions or advices; and
	(b)	were electronically recorded by the Insured
or its agent(s).

(4) It shall be a condition to recovery under the Computer Systems Rider that the Insured or its agent(s) shall to the best of their ability electronically record all voice instructions or advices received over the telephone. The
 Insured or its agent(s) warrant that they shall make their best efforts to maintain the electronic recording system on a continuous basis. Nothing, however, in this Rider shall bar the Insured from recovery where no recording is available because of mechanical failure of the device used in making such recording, or because of failure of the media used to record a conversation from any cause, or error or omission of any Employee(s) or agent(s) of the Insured.

SCHEDULE OF SYSTEMS

Any System Utilized by the Insured

2.	As used in this Rider, Computer System  means:

	(a) computers with related peripheral components, including storage components, wherever located,

	(b)	systems and applications software,
	(c)	terminal devices,
	(d)	related communication networks or customer
 communication systems, and
	(e)	related Electronic Funds Transfer Systems,

	by which data are electronically collected, transmitted, processed, stored, and retrieved.


3.	In addition to the exclusion in the attached bond, the
 following exclusions are applicable to this Insuring Agreement:

(a) loss resulting directly or indirectly from the theft of confidential information, material or data: and
(b) loss resulting directly or indirectly from entries or changes made by an individual authorized to have access to a Computer System who acts in good faith on instructions, unless such instructions are given to that individual by a software contractor (or by a partner, officer or employee thereof) authorized by the Insured to design, develop, prepare, supply service, write or implement programs for the Insured's Computer System.

4.	The following portions of the attached bond are not
applicable to this Rider:

(a) the initial paragraph of the bond preceding the Insuring
 Agreements which reads '...at

any time but discovered during the Bond Period.'

(b) Section 9-NON-REDUCTION AND NON-ACCUMULATION OF LIABILITY
 AND 	TOTAL LIABILITY
(c) Section 10-LIMIT OF LIABILITY

5.	The coverage afforded by this rider applies only
 to loss discovered by the Insured during the period this Rider is in force.

6.	All loss or series of losses involving the
 fraudulent activity of one individual, or involving fraudulent activity in which one individual is implicated, whether or not that individual is specifically identified, shall be treated as one loss. A series of losses involving unidentified individuals but arising from the same method of operation may be deemed by the Underwriter to involve the same individual and in that event shall be treated as one loss.

7.	The Limit of Liability for the coverage provided by
 this Rider shall be $250,000.

8. The Underwriter shall be liable hereunder for the amount by which one loss shall be in excess of 5000
(herein called the Deductible Amount) but not in excess of the Limit of Liability stated above.
9. If any loss is covered under this Insuring Agreement and any other Insuring Agreement or Coverage, the maximum amount payable for such loss shall not exceed the amount available under any one Insuring Agreement or Coverage.

10.	Coverage under this Rider shall terminate upon
termination or cancellation of the bond to which this Rider is attached. Coverage under this rider may also be terminated or cancelled without canceling the bond as an entirety:

	(a)	90 days after receipt by the Insured of
written notice from the Underwriter of its desire to terminate or cancel coverage under this Rider, or

	(b)	immediately upon receipt by the Underwriter
 of a written request from the Insured to terminate or cancel coverage under this Rider.


The Underwriter shall refund to the Insured the unearned
 premium for this coverage under this Rider. The refund shall be computed at short rates if this Rider is terminated or cancelled or reduces by notice from, or at the insistence of the Insured.

11.	Section 4-LOSS-NOTICE-PROOF-LEGAL PROCEEDING
of the Conditions and Limitations of this bond is amended by adding the following sentence:

'Proof of Loss resulting from Voice Instructions or advices
 covered under this bond shall include Electronic Recording of such Voice Instructions of advices.'

12.	Notwithstanding the foregoing, however, coverage
afforded by this Rider is not designed to provide protection against loss covered under a separate Electronic and Computer Crime Policy by whatever title assigned or by whatever Underwriter written. Any loss which is covered under such separate Policy is excluded from coverage under this bond; and the Insured agrees to make claim for such loss under its separate Policy.


13.	This rider shall become effective as of 12:01
a.m. on 12/26/2011 standard time.

RIDER NO. 2


To be attached to and form part of Investment Company Bond,

Bond No.	234-62-64 - 03

In favor of	Small Cap Value Fund, Inc.

It is agreed that:

1. If the Insured shall, while this Bond is in force, establish any new funds other than by consolidation or merger with, purchase or acquisition of assets or liabilities of another institution, such funds shall automatically be covered, hereunder from the date of such establishment without the payment of additional premium for the remainder of the Bond Period.

2. Notice of any newly established funds during the Bond
 Period are to be made to the Underwriter at the earliest practicable moment and prior to the expiration date of the attached Bond.

3. If the Insured shall, while this Bond is in force, require an increase in the Limit of Liability of Insuring
 Agreement (A)Fidelity in order to comply with the Securities and Exchange Commission Rule 17g-1 of the Investment Company Act of 1940 (17 Code of Federal Regulations 270.17g-1) due to an increase in asset size of the currently named funds or via the addition of newly established funds by the Insured under the Bond , such increase in the Limit of Liability for
Insuring Agreement (A)Fidelity (as required) shall automatically be increased up to the minimum required and mandated by S.E.C. Rule 17g-1, but shall not exceed an each and every loss Limit of Liability of $2,500,000 hereunder from the date of such increase without the payment of additional premium for the remainder of the Bond Period.

4. Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, limitations, conditions or agreements of the attached bond other than as above stated.

5. This rider shall become effective as of 12:01 a.m.
on 12/26/2011 standard time.

INSURED COPY
234-62-64 - 03
INSURED COPY
234-62-64 - 02